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EXHIBIT 99.1

Contacts:	Donna Sitkiewicz (Media)	Mark Magnesen (Investors)
	847-646-5770	847-646-3194
	donna.sitkiewicz@kraft.com	mmagnesen@kraft.com

KRAFT FOODS INC. REPORTS THIRD QUARTER RESULTS

        NORTHFIELD, IL—October 15, 2003—Kraft Foods Inc. (NYSE: KFT) today reported third quarter 2003 diluted earnings per share of $0.47, down 6.0% versus 2002. The company reconfirmed its full year 2003 guidance for diluted earnings per share of $2.00-$2.05 and discretionary cash flow growth of 10% plus. The company also indicated that 2003 full year volume growth from ongoing businesses, which excludes the impact of businesses sold, would be around 1.5%.

        "Our third quarter results reflect a continuation of the challenges we faced in the second quarter," said Roger K. Deromedi, Co-Chief Executive Officer of Kraft Foods. "Volume growth from ongoing businesses of 1% was below our expectations as solid gains in several North American businesses and Asia Pacific were partially offset by continued weakness in the U.S. cookie category and the impact of the summer heat wave in Europe on our chocolate and coffee businesses."

        Third quarter earnings per share declined 6.0%, driven by a decrease in operating income, partly offset by lower interest expense. Operating income was down 9.6%, as higher commodity and benefit costs, the previously announced investment spending in focus categories, and unfavorable mix, were marginally offset by a gain on sale of the reis-fit rice business in Europe and the effects of favorable currency.

        Gross profit declined 1.7% as higher commodity costs more than offset the impact of net revenue gains.

        Net revenues increased 3.7% due to favorable currency of $213 million and pricing actions in response to commodity and devaluation-driven cost increases, partly offset by higher promotional spending, adverse product mix and the impact of divestitures.

        Volume was down 0.2%, partially reflecting the impact of divestitures. Volume growth from ongoing businesses of 1.0% resulted from tack-on acquisitions, which accounted for 0.6 percentage points of growth, solid growth in several North American businesses, and broad strength across the Asia Pacific region. Volume was lower in U.S. cookies as the category declined during the quarter due to several factors, including higher prices, lower impact from new products, and switching to alternate categories. Volume was also lower in Europe, as the summer heat wave drove double-digit declines in the chocolate markets in France and Germany and mid to high single-digit declines in the coffee markets across key geographies. The company estimates that these businesses—U.S. cookies and European chocolate and coffee—combined to impact overall volume growth versus the prior year by a full percentage point.

        In the third quarter, the company spent approximately $45 million of the previously announced investment program, primarily in September. In cheese, cold cuts and crackers, share and consumption trends showed solid improvement in September. In coffee, third quarter volume met expectations due to strong non-measured channel growth and an improvement in consumption, while shares declined due to significant competitive activity. In cookies, third quarter share trends improved versus the second quarter, while consumption was soft due to continued category declines.

        "The initial phase of our investment program in focus categories is showing early signs of meeting our objectives," said Betsy D. Holden, Co-Chief Executive Officer of Kraft Foods. "We are encouraged by our September share and consumption trends in cheese, cold cuts and crackers. However, we have encountered heightened competitive activity in coffee and continued category softness in cookies. While we believe we have the right programs in place to drive top line growth through consumption and share trend improvements, we need to see ongoing progress throughout the fourth quarter."

        As part of the company's strategy to optimize its portfolio, it continues to review certain non-core businesses for potential divestitures, such as the previously announced sale of the Invernizzi fresh cheese business in Italy. The earnings guidance range in this release does not account for the potential gain or loss on the possible future sale of a business.

        During the quarter, the company declared a regular quarterly dividend of $0.18 per common share, a 20% increase versus the prior quarterly dividend, and repurchased 2.4 million shares of Class A common stock for $70 million. Additionally, the company issued $1.5 billion in long-term notes to refinance maturing short-term debt due to Altria Group.

        Guidance for 2004 will be provided in January. Previously announced factors impacting the company in 2004 include significantly higher benefit costs, primarily pensions, and a full year of higher investment spending to enhance brand equity and growth prospects primarily in its focus categories.

        As described in "Note 13, Segment Reporting" of Kraft Foods Inc.'s 2002 Annual Report, management reviews operating companies income (OCI), which is defined as operating income before corporate expenses and amortization of intangibles, to evaluate segment performance and allocate resources. Management believes it is appropriate to disclose this measure to help investors analyze business performance and trends. (For a reconciliation of OCI to operating income, see the Condensed Statements of Earnings contained in this release.)

KRAFT FOODS NORTH AMERICA

        Net revenues for Kraft Foods North America (KFNA) increased 1.9% to $5,326 million, as favorable currency of $46 million, higher volume and increased pricing were partially offset by higher promotional spending, including investments to manage price gaps and improve share trends on cheese, cold cuts, coffee and biscuits.

        Volume increased 0.9%. Excluding the impact of a small, divested confectionery business, volume grew 1.0% behind strength in ready-to-drink beverages, foodservice, Enhancers and meats, partially offset by consumption weakness in select categories, particularly cookies. Third quarter share trends generally improved versus the first half, with pound share increasing or flat in categories representing about 50% of the OCI from the top 25 North American categories.

        OCI decreased 11.6% to $1,152 million due to higher commodity and benefit costs, the previously announced investment spending in focus categories and unfavorable mix.

        Following are the results by segment for KFNA:

        Cheese, Meals and Enhancers volume was up 1.5%, with solid results in Enhancers, Meals, foodservice and Mexico. Net revenues increased 3.7%, driven by currency and volume gains. OCI declined 11.5% to $498 million, due primarily to unfavorable commodity and benefit costs and increased promotional spending in Cheese to improve share trends, partially offset by volume growth and currency. Cheese volume was flat as improving consumption trends, including non-measured channels, were offset by trade inventory reductions. Increased merchandising drove volume gains in Kraft brand dinners, salad dressings and barbecue sauce. Higher shipments to national accounts drove foodservice volume growth, while new ready-to-drink beverage products drove volume growth in Mexico.

        Biscuits, Snacks and Confectionery volume was down 3.9%, of which 0.7 percentage points reflects the impact of the confectionery divestiture in 2002. The remainder of the decrease was due primarily to lower shipments of cookies. Net revenues declined 2.2% as lower volume and higher promotional spending more than offset the impact of price increases taken earlier this year on cookies and crackers. OCI was down 19.3% to $230 million due to lower volume, higher commodity costs and increased promotional spending in biscuits to improve share trends, partially offset by pricing and synergy savings. Biscuit volume declined due primarily to continued category weakness in cookies. In crackers, both consumption and share improved versus prior year, supported by the introduction of Ritz Chips. In Snacks, shipments increased double digits as the nuts category benefited from growing consumer recognition of nuts' health benefits. Confectionery volume was also up, led by higher shipments of Life Savers candies and Altoids mints.

        Beverages, Desserts and Cereals volume was up 2.4%. Net revenues increased 2.0%, in-line with shipments. OCI was down 5.2% to $275 million due primarily to higher commodity and benefit expenses and increased marketing spending behind the coffee business, partially offset by stronger shipments. In Beverages, volume gains were led by continued momentum in ready-to-drink, aided by the launches of Capri Sun Sport and Capri Sun Island Refreshers beverages, as well as by stronger consumption of Crystal Light powdered soft drinks. In Coffee, volume was flat as the impact of heightened competitive activity was offset by strong growth in non-measured channels due to targeted merchandising programs. Desserts volume was up, led by growth in Handi-Snacks shelf stable desserts behind back-to-school merchandising programming, as well as Jell-O refrigerated ready-to-eat desserts and Balance nutrition/energy bars, both of which benefited from new products. Post cereal volume was lower due to category and share declines in ready-to-eat cereal.

        Oscar Mayer and Pizza volume was up 1.8%. Net revenues increased 3.5% due to higher shipments and commodity-driven price increases in meats. OCI declined 9.7% to $149 million due primarily to higher commodity and benefit costs and increased promotional spending in cold cuts to improve share trends, partially offset by higher shipments. In meats, volume gains were recorded in cold cuts, hot dogs, bacon, Lunchables lunch combinations and Boca meat alternatives.

KRAFT FOODS INTERNATIONAL

        Net revenues for Kraft Foods International (KFI) grew 8.2% to $2,154 million, due to currency favorability of $167 million. Pricing actions to offset higher commodity and devaluation-driven cost increases in Latin America and volume growth from the acquisitions of Kar Gida salted snacks in Turkey and Family Nutrition biscuits in Egypt were offset by unfavorable mix and the divestitures of the reis-fit rice business in Europe in 2003 and a Latin America bakery ingredients business in 2002.

        Volume decreased 3.2%, driven by the impact of divestitures. Volume from ongoing businesses increased 0.8%, as a 2.5 percentage point impact from acquisitions was largely offset by the adverse impact of the summer heat wave across Europe on the chocolate and coffee categories and price competition.

        OCI increased 2.3% to $307 million, as the effects of currency favorability of $18 million, a gain on sale of the reis-fit business in Europe of $23 million and higher pricing were partially offset by unfavorable mix, higher benefit costs and infrastructure investment in developing markets.

        Europe, Middle East and Africa (EMEA) volume decreased 1.4%, impacted by the reis-fit divestiture in 2003. Ongoing volume was down 0.4%, as acquisitions and growth in Poland, Russia, Romania and Ukraine were more than offset by declines in European chocolate and coffee.

        Net revenues increased 9.5%, as favorable currency and pricing were partially offset by the volume decline and unfavorable mix.

        OCI increased 1.3% to $238 million, driven by a gain on the sale of the reis-fit business of $23 million, favorable currency of $22 million and higher pricing, partly offset by lower volume, higher benefit costs, infrastructure investment in Eastern Europe and costs associated with the previously announced closure of a Nordic snacks plant.

        EMEA confectionery and beverage volumes were down reflecting the significant adverse impact of the summer heat wave. In addition, coffee volume was hurt by price competition in Germany. However, growth was up double-digits in Russia benefiting from expanded distribution of Maxwell House and Jacobs coffee, and in Poland behind new products including Jacobs Ice Presso ready-to-drink coffee. EMEA snacks volume was up, with gains in biscuits and salted snacks, benefiting from acquisitions, more than offsetting the confectionery decline.

        EMEA convenient meals volume was lower, impacted by the divestiture of the reis-fit business in Europe, but moderated by the good performance of Simmenthal canned meats in Italy.

        Latin America and Asia Pacific (LAAP) volume decreased 5.5%, as the impact of the 2002 divestiture of a Latin American bakery ingredients business more than offset volume growth from ongoing businesses of 2.6%, driven by gains across all key markets in Asia Pacific. Latin America volume was below last year, reflecting declines in Brazil due to economic weakness and trade inventory reductions and Venezuela as a result of a shortage of raw materials due to currency controls, and growth in Argentina.

        Net revenues increased 4.3%, as pricing and ongoing volume gains were partially offset by a divestiture, and unfavorable currency and mix.

        OCI increased 6.2% to $69 million, with growth from pricing to cover higher devaluation-driven costs, moderated by unfavorable mix, an adverse currency impact of $4 million and the absence of earnings from a divested business.

        LAAP snacks volume was lower, due to economic weakness and trade inventory reductions in Brazil and raw material unavailability in Venezuela, partly offset by new products in Argentina, Australia and China.

        LAAP beverages volume grew by double-digits, driven by gains in Brazil, Venezuela and China. Tang volume grew strongly in China, benefiting from joint promotions with Pacific crackers.

* * *

        The company will host a conference call with members of the investment community and media at 5:00 p.m. ET on October 15, 2003. Access to a live audio webcast of the call is available at www.kraft.com and a replay of the webcast will be available on our web site.

        Kraft Foods Inc. is the largest branded food and beverage company headquartered in the United States and the second largest worldwide. Kraft Foods markets many of the world's leading food brands, including Kraft cheese, Jacobs and Maxwell House coffees, Nabisco cookies and crackers, Philadelphia cream cheese, Oscar Mayer meats, Post cereals and Milka chocolates, in more than 150 countries.

Forward-Looking and Cautionary Statements

        This press release contains projections of future results and other forward-looking statements that involve a number of risks and uncertainties and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. The following important factors could cause actual results and outcomes to differ materially from those contained in such forward-looking statements.

        The Company is subject to unfavorable currency movements, intense competition, changes in consumer preferences and demand for its products, including publicity concerning the health implications of obesity and trans fatty acids, changing prices for raw materials, fluctuations in levels of customer inventories and the effects of foreign economies and local economic and market conditions. The Company's benefit expense is subject to the investment performance of pension plan assets, interest rates and cost increases for medical benefits offered to employees and retirees. The Company's results are dependent upon its continued ability to promote brand equity successfully; to anticipate and respond to new consumer trends; to develop new products and markets and to broaden brand portfolios; to compete effectively with lower-priced products in a consolidating environment at the retail and manufacturing levels; to improve productivity; to consummate and successfully integrate acquisitions, including Nabisco; to maintain access to credit markets; and other risks detailed from time to time in the Company's publicly-filed documents. The Company's results are also dependent upon its borrowing costs and credit ratings, which may in turn be influenced by the credit ratings of Altria Group, Inc. The Company cautions that the foregoing list of important factors is not exclusive, any forward-looking statement included in this press release is made as of the date of this press release, and the Company does not undertake to update any forward-looking statement.

# # #

KRAFT FOODS INC.

and Subsidiaries

Condensed Statements of Earnings

For the Quarters Ended September 30,

(in millions, except per share data)

	2003	2002	% Change
Net revenues	$7,480	$7,216	3.7%
Cost of sales	4,559	4,245	7.4%

Gross profit	2,921	2,971	(1.7)%
Marketing, administration and research costs	1,479	1,368
Asset impairment and exit costs	6	—
Gains on sales of businesses	(23)	—

Operating companies income	1,459	1,603	(9.0)%
Amortization of intangibles	2	1
General corporate expenses	47	42

Operating income	1,410	1,560	(9.6)%
Interest and other debt expense, net	159	210

Earnings before income taxes and minority interest	1,251	1,350	(7.3)%
Provision for income taxes	439	480	(8.5)%

Earnings before minority interest	812	870	(6.7)%
Minority interest in earnings, net	2	1

Net earnings	$810	$869	(6.8)%

Basic earnings per share*	$0.47	$0.50	(6.0)%

Diluted earnings per share*	$0.47	$0.50	(6.0)%

Weighted average number of shares outstanding—Basic	1,728	1,734	(0.3)%
—Diluted	1,728	1,737	(0.5)%

(*)
Basic and diluted earnings per share are computed for each of the periods presented. Accordingly, the sum of the quarterly earnings per share amounts may not agree to the year-to-date amounts.

KRAFT FOODS INC.

and Subsidiaries

Segment Reclass

Quarterly 2002

($ in millions with the exception of volume)

Note: Due to a change in reporting responsibilities, Kraft Foods Inc. has moved Canadian Biscuits/Pet Snacks results from its Biscuit Division reported in the Biscuits, Snacks and Confectionery segment to the Canadian Division reported in the Cheese, Meals and Enhancers segment. Reported segment results have been restated to reflect this change. See reconciliation below:

	Q1	Q2	Q3	Q4	Year
2002 Reported Volume (lbs)—As Reported
Cheese, Meals and Enhancers	1,448	1,562	1,387	1,501	5,898
Biscuits, Snacks and Confectionery	551	597	582	639	2,369
Segment Reclass	41	47	43	53	184
2002 Reported Volume (lbs)—After Reclass
Cheese, Meals and Enhancers	1,489	1,609	1,430	1,554	6,082
Biscuits, Snacks and Confectionery	510	550	539	586	2,185

2002 Reported Net Revenue—As Reported
Cheese, Meals and Enhancers	$2,185	$2,318	$2,113	$2,261	$8,877
Biscuits, Snacks and Confectionery	1,158	1,300	1,310	1,414	5,182
Segment Reclass	62	76	72	85	295
2002 Reported Net Revenue—After Reclass
Cheese, Meals and Enhancers	2,247	2,394	2,185	2,346	9,172
Biscuits, Snacks and Confectionery	1,096	1,224	1,238	1,329	4,887

2002 Reported Operating Companies Income—As Reported
Cheese, Meals and Enhancers	$457	$629	$553	$529	$2,168
Biscuits, Snacks and Confectionery	199	291	295	308	1,093
Segment Reclass	4	11	10	17	42
2002 Reported Operating Companies Income—After Reclass
Cheese, Meals and Enhancers	461	640	563	546	2,210
Biscuits, Snacks and Confectionery	195	280	285	291	1,051

KRAFT FOODS INC.

and Subsidiaries

Volume by Business Segments

For the Quarters Ended September 30,

(pounds in millions)

	Cheese, Meals and Enhancers	Biscuits, Snacks and Confectionery	Beverages, Desserts and Cereals	Oscar Mayer and Pizza	KF North America	Europe, Middle East and Africa	Latin America and Asia Pacific	KF Int'l	Total Kraft
Reported Volume
2003 Volume	1,452	518	955	393	3,318	689	479	1,168	4,486
2002 Volume	1,430	539	933	386	3,288	699	507	1,206	4,494
% Change	1.5%	(3.9)%	2.4%	1.8%	0.9%	(1.4)%	(5.5)%	(3.2)%	(0.2)%
Divested Businesses:
—Divested Businesses—2003	—	—	—	—	—	3	—	3	3
—Divested Businesses—2002	—	(4)	—	—	(4)	(4)	(40)	(44)	(48)
Volume Excluding Divested Businesses
2003 Volume	1,452	518	955	393	3,318	692	479	1,171	4,489
2002 Volume	1,430	535	933	386	3,284	695	467	1,162	4,446
% Change	1.5%	(3.2)%	2.4%	1.8%	1.0%	(0.4)%	2.6%	0.8%	1.0%

KRAFT FOODS INC.

and Subsidiaries

Reported Net Revenues by Business Segment

For the Quarters Ended September 30,

($ in millions)

	Cheese, Meals and Enhancers	Biscuits, Snacks and Confectionery	Beverages, Desserts And Cereals	Oscar Mayer and Pizza	KF North America	Europe, Middle East and Africa	Latin America and Asia Pacific	KF Int'l	Total Kraft
2003 Net Revenues	$2,265	$1,211	$1,061	$789	$5,326	$1,644	$510	$2,154	$7,480
2002 Net Revenues	2,185	1,238	1,040	762	5,225	1,502	489	1,991	7,216
% Change	3.7%	(2.2)%	2.0%	3.5%	1.9%	9.5%	4.3%	8.2%	3.7%
Reconciliation:
2002 Net Revenues	$2,185	$1,238	$1,040	$762	$5,225	$1,502	$489	$1,991	$7,216
—Divested Businesses—2003	—	—	—	—	—	(2)	—	(2)	(2)
—Divested Businesses—2002	—	(7)	—	—	(7)	(4)	(19)	(23)	(30)
—Currency	46	—	—	—	46	175	(8)	167	213
—Operations	34	(20)	21	27	62	(27)	48	21	83

2003 Net Revenues	$2,265	$1,211	$1,061	$789	$5,326	$1,644	$510	$2,154	$7,480

KRAFT FOODS INC.

and Subsidiaries

Reported Operating Companies Income by Business Segment

For the Quarters Ended September 30,

($ in millions)

	Cheese, Meals and Enhancers	Biscuits, Snacks And Confectionery	Beverages, Desserts and Cereals	Oscar Mayer and Pizza	KF North America	Europe, Middle East and Africa	Latin America and Asia Pacific	KF Int'l	Total Kraft
2003 Operating Companies Income	$498	$230	$275	$149	$1,152	$238	$69	$307	$1,459
2002 Operating Companies Income	563	285	290	165	1,303	235	65	300	1,603
% Change	(11.5)%	(19.3)%	(5.2)%	(9.7)%	(11.6)%	1.3%	6.2%	2.3%	(9.0)%
Reconciliation:
2002 Operating Companies Income	$563	$285	$290	$165	$1,303	$235	$65	$300	$1,603
—Divested Businesses—2003	—	—	—	—	—	(1)	—	(1)	(1)
—Divested Businesses—2002	—	(2)	—	—	(2)	(2)	(3)	(5)	(7)
—Asset Impairment and Exit Costs—2003	—	—	—	—	—	(6)	—	(6)	(6)
—Gains on Sales of Businesses —2003	—	—	—	—	—	23	—	23	23
—Currency	9	—	—	—	9	22	(4)	18	27
—Operations	(74)	(53)	(15)	(16)	(158)	(33)	11	(22)	(180)

2003 Operating Companies Income	$498	$230	$275	$149	$1,152	$238	$69	$307	$1,459

KRAFT FOODS INC.

and Subsidiaries

Condensed Statements of Earnings

For the Nine Months Ended September 30,

(in millions, except per share data)

		2003	2002	% Change
Net revenues		$22,680	$21,876	3.7%
Cost of sales		13,603	12,914	5.3%

Gross profit		9,077	8,962	1.3%
Marketing, administration and research costs		4,422	4,083
Integration costs		—	119
Asset impairment and exit costs		6	142
Gains on sales of businesses		(23)	(3)

Operating companies income		4,672	4,621	1.1%
Amortization of intangibles		7	5
General corporate expenses		139	133

Operating income		4,526	4,483	1.0%
Interest and other debt expense, net		502	661

Earnings before income taxes and minority interest		4,024	3,822	5.3%
Provision for income taxes		1,413	1,357	4.1%

Earnings before minority interest		2,611	2,465	5.9%
Minority interest in earnings, net		4	2

Net earnings		$2,607	$2,463	5.8%

Basic earnings per share*		$1.51	$1.42	6.3%

Diluted earnings per share*		$1.51	$1.42	6.3%

Weighted average number of shares outstanding	— Basic	1,728	1,735	(0.4)%
	— Diluted	1,729	1,737	(0.5)%

(*)
Basic and diluted earnings per share are computed for each of the periods presented. Accordingly, the sum of the quarterly earnings per share amounts may not agree to the year-to-date amounts.

KRAFT FOODS INC.

and Subsidiaries

Volume by Business Segments

For the Nine Months Ended September 30,

(pounds in millions)

	Cheese, Meals and Enhancers	Biscuits, Snacks and Confectionery	Beverages, Desserts and Cereals	Oscar Mayer and Pizza	KF North America	Europe, Middle East and Africa	Latin America and Asia Pacific	KF Int'l	Total Kraft
Reported Volume
2003 Volume	4,587	1,536	3,030	1,210	10,363	2,099	1,395	3,494	13,857
2002 Volume	4,528	1,599	2,874	1,199	10,200	2,090	1,489	3,579	13,779
% Change	1.3%	(3.9)%	5.4%	0.9%	1.6%	0.4%	(6.3)%	(2.4)%	0.6%
Divested Businesses:
—Divested Businesses—2003	—	—	—	—	—	(6)	—	(6)	(6)
—Divested Businesses—2002	—	(11)	—	—	(11)	(14)	(111)	(125)	(136)
Volume Excluding Divested Businesses
2003 Volume	4,587	1,536	3,030	1,210	10,363	2,093	1,395	3,488	13,851
2002 Volume	4,528	1,588	2,874	1,199	10,189	2,076	1,378	3,454	13,643
% Change	1.3%	(3.3)%	5.4%	0.9%	1.7%	0.8%	1.2%	1.0%	1.5%

KRAFT FOODS INC.

and Subsidiaries

Reported Net Revenues by Business Segment

For the Nine Months Ended September 30,

($ in millions)

	Cheese, Meals and Enhancers	Biscuits, Snacks and Confectionery	Beverages, Desserts and Cereals	Oscar Mayer and Pizza	KF North America	Europe, Middle East and Africa	Latin America and Asia Pacific	KF Int'l	Total Kraft
2003 Net Revenues	$6,923	$3,555	$3,490	$2,382	$16,350	$4,884	$1,446	$6,330	$22,680
2002 Net Revenues	6,826	3,558	3,385	2,318	16,087	4,269	1,520	5,789	21,876
% Change	1.4%	(0.1)%	3.1%	2.8%	1.6%	14.4%	(4.9)%	9.3%	3.7%
Reconciliation:
2002 Net Revenues	$6,826	$3,558	$3,385	$2,318	$16,087	$4,269	$1,520	$5,789	$21,876
—Divested Businesses—2003	—	—	—	—	—	6	—	6	6
—Divested Businesses—2002	—	(17)	—	—	(17)	(12)	(58)	(70)	(87)
—Currency	58	—	—	—	58	616	(234)	382	440
—Operations	39	14	105	64	222	5	218	223	445

2003 Net Revenues	$6,923	$3,555	$3,490	$2,382	$16,350	$4,884	$1,446	$6,330	$22,680

KRAFT FOODS INC.

and Subsidiaries

Reported Operating Companies Income by Business Segment

For the Nine Months Ended September 30,

($ in millions)

	Cheese, Meals and Enhancers	Biscuits, Snacks and Confectionery	Beverages, Desserts and Cereals	Oscar Mayer and Pizza	KF North America	Europe, Middle East and Africa	Latin America and Asia Pacific	KF Int'l	Total Kraft
2003 Operating Companies Income	$1,668	$697	$1,006	$461	$3,832	$666	$174	$840	$4,672
2002 Operating Companies Income	1,664	760	889	457	3,770	622	229	851	4,621
% Change	0.2%	(8.3)%	13.2%	0.9%	1.6%	7.1%	(24.0)%	(1.3)%	1.1%
Reconciliation:
2002 Operating Companies Income	$1,664	$760	$889	$457	$3,770	$622	$229	$851	$4,621
—Divested Businesses—2003	—	—	—	—	—	3	—	3	3
—Divested Businesses—2002	—	(4)	—	—	(4)	(6)	(9)	(15)	(19)
—Asset Impairment and Exit Costs—2003	—	—	—	—	—	(6)	—	(6)	(6)
—Integration Costs—2002	35	1	59	7	102	—	17	17	119
—Asset Impairment and Exit Costs—2002	60	3	47	25	135	5	2	7	142
—Gains on Sales of Businesses—2003	—	—	—	—	—	23	—	23	23
—Gains on Sales of Businesses—2002	—	—	—	—	—	—	(3)	(3)	(3)
—Currency	10	—	—	—	10	72	(32)	40	50
—Operations	(101)	(63)	11	(28)	(181)	(47)	(30)	(77)	(258)

2003 Operating Companies Income	$1,668	$697	$1,006	$461	$3,832	$666	$174	$840	$4,672

KRAFT FOODS INC.

and Subsidiaries

Reported Net Earnings and Diluted Earnings Per Share

For the Quarters Ended September 30,

($ in millions, except per share data)

	Net Earnings	Diluted EPS *
2003 Net Earnings	$810	$0.47
2002 Net Earnings	869	0.50
% Change	(6.8)%	(6.0)%
Reconciliation:
2002 Reported	$869	$0.50
—Asset Impairment and Exit Costs—2003	(4)	—
—Gains on Sales of Businesses—2003	15	0.01
—Currency	17	0.01
—Operations	(87)	(0.05)

2003 Reported	$810	$0.47

(*)
Basic and diluted earnings per share are computed for each of the periods presented. Accordingly, the sum of the quarterly earnings per share amounts may not agree to the year-to-date amounts.

KRAFT FOODS INC.

and Subsidiaries

Reported Net Earnings and Diluted Earnings Per Share

For the Nine Months Ended September 30,

($ in millions, except per share data)

	Net Earnings	Diluted EPS *
2003 Net Earnings	$2,607	$1.51
2002 Net Earnings	2,463	1.42
% Change	5.8%	6.3%
Reconciliation:
2002 Reported	$2,463	$1.42
—Asset Impairment and Exit Costs—2003	(4)	—
—Integration Costs—2002	76	0.04
—Asset Impairment and Exit Costs—2002	92	0.05
—Gains on Sales of Businesses—2003	15	0.01
—Gains on Sales of Businesses—2002	(2)	—
—Effect of change in shares outstanding	—	0.01
—Currency	32	0.02
—Operations	(65)	(0.04)

2003 Reported	$2,607	$1.51

(*)
Basic and diluted earnings per share are computed for each of the periods presented. Accordingly, the sum of the quarterly earnings per share amounts may not agree to the year-to-date amounts.

KRAFT FOODS INC.

and Subsidiaries

Condensed Balance Sheets

($ in millions, except ratios)

	September 30, 2003	December 31, 2002
Assets
Cash and cash equivalents	$496	$215
All other current assets	7,424	7,241
Property, plant and equipment, net	9,886	9,559
Goodwill, net	25,104	24,911
Other intangible assets, net	11,496	11,509
Other assets	3,820	3,665

Total assets	$58,226	$57,100

Liabilities and Shareholders' Equity
Short-term borrowings	$1,950	$220
Current portion of long-term debt	24	352
Due to Altria Group, Inc. and affiliates	181	895
All other current liabilities	5,554	5,702
Long-term debt	11,639	10,416
Notes payable to Altria Group, Inc. and affiliates	—	2,560
Deferred income taxes	5,485	5,428
Other long-term liabilities	5,650	5,695

Total liabilities	30,483	31,268
Total shareholders' equity	27,743	25,832

Total liabilities and shareholders' equity	$58,226	$57,100

Total debt	$13,794	$14,443
Debt/equity ratio	0.50	0.56

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  EXHIBIT 99.1
KRAFT FOODS INC. REPORTS THIRD QUARTER RESULTS
Condensed Statements of Earnings
Condensed Statements of Earnings
Condensed Statements of Earnings
Condensed Statements of Earnings
Condensed Statements of Earnings
KRAFT FOODS INC. and Subsidiaries Condensed Statements of Earnings For the Nine Months Ended September 30, (in millions, except per share data)
KRAFT FOODS INC. and Subsidiaries Volume by Business Segments For the Nine Months Ended September 30, (pounds in millions)
KRAFT FOODS INC. and Subsidiaries Reported Net Revenues by Business Segment For the Nine Months Ended September 30, ($ in millions)
Reported Operating Companies Income by Business Segment
KRAFT FOODS INC. and Subsidiaries Reported Net Earnings and Diluted Earnings Per Share For the Quarters Ended September 30, ($ in millions, except per share data)
KRAFT FOODS INC. and Subsidiaries Reported Net Earnings and Diluted Earnings Per Share For the Nine Months Ended September 30, ($ in millions, except per share data)
KRAFT FOODS INC. and Subsidiaries Condensed Balance Sheets ($ in millions, except ratios)